As filed with the Securities and Exchange Commission on January 31, 2022

Registration Nos. 333-233543 and 333-233543 -01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exelon Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-2990190

(I.R.S. Employer Identification No.)

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

800-483-3220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exelon Generation Company, LLC	Commonwealth Edison Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its Charter)
Pennsylvania	Illinois
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
23-3064219	36-0938600
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
300 Exelon Way Kennett Square, Pennsylvania 19348 610-765-5959	440 South LaSalle Street Suite 3300 Chicago, Illinois 60605-1028 312-394-4321
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PECO Energy Company	Baltimore Gas and Electric Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Pennsylvania	Maryland
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
23-0970240	52-0280210
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
2301 Market Street Philadelphia, PA 19101 215-841-4000	2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201 410-234-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Potomac Electric Power Company	Delmarva Power & Light Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
District of Columbia and Virginia	Delaware and Virginia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
53-0127880	51-0084283
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
701 Ninth Street, N.W. Washington, District of Columbia 20068 202-872-2000	500 North Wakefield Drive Newark, Delaware 19702 202-872-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Atlantic City Electric Company
(Exact name of registrant as specified in its Charter)
New Jersey
(State or other jurisdiction of incorporation or organization)
21-0398280
(I.R.S. Employer Identification No.)
500 North Wakefield Drive Newark, Delaware 19702 202-872-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Nigro

Senior Executive Vice President and Chief Financial Officer
Exelon Corporation
10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois 60603
800-483-3220
http://www.exeloncorp.com
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

With copies to:
Carter C. Culver, Esquire Senior Vice President and Deputy General Counsel Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60603 800-483-3220	Patrick R. Gillard, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Exelon Corporation	Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☐	Emerging Growth Company	☐

Exelon Generation Company, LLC	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

Commonwealth Edison Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

PECO Energy Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

Baltimore Gas and Electric Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

Potomac Electric Power Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

Delmarva Power & Light Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

Atlantic City Electric Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-233543, 333-233543-01, 333-233543-02 and 333-233543-03, 333-233543-04 and 333-233543 -05, 333-233543-06 and 333-233543-07) (the “Registration Statement”), is being filed to remove and withdraw from registration all securities registered by Exelon Generation Company, LLC (“Generation”) pursuant to Registration Statement No. 333-233543-01, which remain unissued and unsold. Generation will not issue any registered securities pursuant to Registration Statement No. 333-233543-01 after the date hereof. Accordingly, Generation is filing this Post-Effective Amendment No. 1 to remove Generation as a registrant under Registration Statement No. 333-233543-01 and to deregister all Generation securities that remain unsold thereunder.

This Post-Effective Amendment No. 1 to Registration Statement Nos. 333-233543 and 333-233543-01 is only being filed by Exelon Corporation (“Exelon”) and Generation and is not being filed by Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Potomac Electric Power Company, Delmarva Power & Light Company or Atlantic City Electric Company. Although Exelon has filed this Post-Effective Amendment No. 1 to Registration Statement No. 333-333-233543, no securities of Exelon registered pursuant to Registration Statement No. 333-333-233543 are affected by this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-233543 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 31st day of January, 2022.

EXELON CORPORATION

By:	/s/ Carter Culver
Carter Culver Assistant Secretary
Exelon Corporation

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-233543) in reliance upon Rule 478 of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-233543-01 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 31st day of January, 2022.

EXELON GENERATION COMPANY, LLC

By:	/s/ Carter Culver
Carter Culver Assistant Secretary Exelon Generation Company, LLC

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-233543) in reliance upon Rule 478 of the Securities Act of 1933.